RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
www.ronscpa.com
____________________________________________

March 26, 2007

To the Board of Directors of
DesignerSportsApparel, Inc.
207 N. Center Street, Unit A
Arlington, Texas 76011

To Whom It May Concern:

                                              Consent of Accountant

Ronald N. Silberstein, C.P.A., P.L.L.C., hereby consents to the use in the Form SB-2/A Amendment No. 2 of our report dated November 27, 2006, relating to the financial statements of DesignerSportsApparel, Inc., a Nevada Corporation, for the period ending August 31, 2006.

Sincerely,

/s/ Ronald N. Silberstein, CPA, PLLC
Ronald N. Silberstein, C.P.A., P.L.L.C.